As filed with the Securities and Exchange Commission on January 26, 2007
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933

THE SCO GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	87-0662823 (I.R.S. Employer Identification No.)
355 South 520 West
Lindon, Utah 84042
Telephone: (801) 765-4999
(Address of principal executive offices,
including zip code)
THE SCO GROUP, INC.
2004 OMNIBUS STOCK INCENTIVE PLAN
(Full title of the plan)

Darl C. McBride Chief Executive Officer	Copy to:
The SCO Group, Inc. 355 South 520 West Lindon, Utah 84042 (Name and address of agent for service)	Nolan S. Taylor Dorsey & Whitney, LLP 170 South Main Street, Suite 900 Salt Lake City, Utah 84101
CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount of
	Amount to be	Offering Price	Aggregate Offering	Registration
Title of Securities to be Registered	Registered(1)	per Share(2)	Price(2)	Fee
Common Stock, par value $0.001 per share (the “Common Stock”)(3)	632,819	$1.06	$670,788.14	$71.77

(1)	This registration statement also relates to such additional number of shares available for issuance under the plan as may be required pursuant to the plan in the event of a stock dividend, stock split, recapitalization or other similar event, or as otherwise provided for in the plan.

(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h)(1) and Rule 457(c) based upon the average of the high and low prices of the Common Stock as reported on the Nasdaq Capital Market on January 24, 2007.

(3)	This Registration Statement also relates to rights to purchase shares of Common Stock of the Registrant which are attached to all shares of Common Stock issued pursuant to the terms of the Registrant’s Shareholder Rights Agreement dated as of August 10, 2004. Until the occurrence of certain prescribed events, the rights are not exercisable, are evidenced by the certificate for the Common Stock and will be transferred with and only with such Common Stock. Because no separate consideration is paid for the rights, the registration fee therefore is included in the fee for Common Stock.

EXPLANATORY NOTE
     This registration statement is being filed solely for the registration of additional shares of Common Stock of The SCO Group, Inc. (the “Company”) for issuance pursuant to The SCO Group, Inc. 2004 Omnibus Stock Incentive Plan (the “Plan”). Accordingly, pursuant to General Instruction E to Form S-8, the contents of the earlier registration statements relating to the Plan (Registration No. 333-124101 and Registration No. 333-131350) are hereby incorporated by reference in this registration statement.
PART II.
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 8. Exhibits.

Exhibit No.	Description

4.1
Amended and Restated Certificate of Incorporation of Caldera International, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form 8-A12G/A (File No. 000-29911))

4.2
Certificate of Amendment to Amended and Restated Certificate of Incorporation regarding consolidation of outstanding shares (incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form 8-A12G/A (File No. 000-29911))

4.3
Certificate of Amendment to Amended and Restated Certificate of Incorporation regarding change of name to The SCO Group, Inc. (incorporated by reference to Exhibit 3.3 to the Registrant’s Registration Statement on Form 8-A12G/A (File No. 000-29911))

4.4	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.4 to the Registrant’s Registration Statement on Form 8-A12G/A (File No. 000-29911))

4.5
Rights Agreement dated as of August 10, 2004 by and between the Registrant and Computershare Trust Company, Inc. (incorporated by reference to Exhibit 4.3 to the Registrant’s Current Report on Form 8-K filed on September 1, 2004 (File No. 000-29911))

5.1	Opinion of Dorsey & Whitney LLP, as to the legality of the securities offered

23.1	Consent of Tanner LC, Independent Registered Public Accounting Firm

23.2	Consent of KPMG LLP, Independent Registered Public Accounting Firm

23.3	Consent of Dorsey & Whitney LLP (included in Exhibit No. 5.1)

24.1	Powers of Attorney (included with the signatures in Part II of this registration statement)

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lindon, State of Utah on January 26, 2007.

THE SCO GROUP, INC.

By:	/s/ Darl C. McBride

Name:	Darl C. McBride
Title:	Chief Executive Officer
POWERS OF ATTORNEY
     Each person whose signature to this Registration Statement appears below hereby constitutes and appoints Darl C. McBride and Bert B. Young, or either of them, as his true and lawful attorney-in-fact and agent, with full power of substitution, to sign on his behalf individually and in the capacity stated below and to perform any acts necessary to be done in order to file all amendments and post-effective amendments to this Registration Statement, and any and all instruments or documents filed as part of or in connection with this Registration Statement or the amendments thereto and each of the undersigned does hereby ratify and confirm all that said attorney-in-fact and agent, or his substitutes, shall do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Darl C. McBride Darl C. McBride	Chief Executive Officer (Principal executive officer) and Director	January 26, 2007

/s/ Bert B. Young Bert B. Young	Chief Financial Officer (Principal financial and accounting officer)	January 26, 2007

/s/ Ralph J. Yarro III Ralph J. Yarro III	Chairman of the Board of Directors	January 26, 2007

/s/ Edward E. Iacobucci Edward E. Iacobucci	Director	January 26, 2007

/s/ Darcy G. Mott Darcy G. Mott	Director	January 26, 2007

/s/ Daniel W. Campbell Daniel W. Campbell	Director	January 26, 2007

/s/ R. Duff Thompson R. Duff Thompson	Director	January 26, 2007

/s/ Omar T. Leeman Omar T. Leeman	Director	January 26, 2007

/s/ J. Kent Millington J. Kent Millington	Director	January 26, 2007

THE SCO GROUP, INC.
EXHIBIT INDEX

Exhibit No.	Description

4.1
Amended and Restated Certificate of Incorporation of Caldera International, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form 8-A12G/A (File No. 000-29911))

4.2
Certificate of Amendment to Amended and Restated Certificate of Incorporation regarding consolidation of outstanding shares (incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form 8-A12G/A (File No. 000-29911))

4.3
Certificate of Amendment to Amended and Restated Certificate of Incorporation regarding change of name to The SCO Group, Inc. (incorporated by reference to Exhibit 3.3 to the Registrant’s Registration Statement on Form 8-A12G/A (File No. 000-29911))

4.4	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.4 to the Registrant’s Registration Statement on Form 8-A12G/A (File No. 000-29911))

4.5
Rights Agreement dated as of August 10, 2004 by and between the Registrant and Computershare Trust Company, Inc. (incorporated by reference to Exhibit 4.3 to the Registrant’s Current Report on Form 8-K filed on September 1, 2004 (File No. 000-29911))

5.1	Opinion of Dorsey & Whitney LLP, as to the legality of the securities offered

23.1	Consent of Tanner LC, Independent Registered Public Accounting Firm

23.2	Consent of KPMG LLP, Independent Registered Public Accounting Firm

23.3	Consent of Dorsey & Whitney LLP (included in Exhibit No. 5.1)

24.1	Powers of Attorney (included with the signatures in Part II of this registration statement)